   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1997
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ---------------

                                DRIL-QUIP, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                     3533                 74-2162088
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL  (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)
    INCORPORATION OR
      ORGANIZATION)

                            13550 HEMPSTEAD HIGHWAY
                             HOUSTON, TEXAS 77040
                                (713) 939-7711
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                               LARRY E. REIMERT
                            13550 HEMPSTEAD HIGHWAY
                             HOUSTON, TEXAS 77040
                                (713) 939-7711
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

                                  COPIES TO:
          WALTER J. SMITH                          THOMAS P. MASON
       BAKER & BOTTS, L.L.P.                   ANDREWS & KURTH L.L.P.
       3000 ONE SHELL PLAZA                   4200 TEXAS COMMERCE TOWER
           910 LOUISIANA                        HOUSTON, TEXAS 77002
     HOUSTON, TEXAS 77002-4995                     (713) 220-4200
          (713) 229-1234

                               ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                               ---------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-33447

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

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
                                                        PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                PROPOSED MAXIMUM    AGGREGATE
    SECURITIES TO BE     AMOUNT TO BE   OFFERING PRICE      OFFERING        AMOUNT OF
       REGISTERED        REGISTERED(1)   PER SHARE(1)     PRICE(2)(3)    REGISTRATION FEE
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
Common Stock, par value
 $0.01 per share (4)....      --              --          $11,500,000         $3,485

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(1) In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) Includes shares of Common Stock issuable upon exercise of the Underwriters' over-allotment option.
(4) Includes associated rights to purchase preferred stock.

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

  This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (Registration No. 333-33447) filed by Dril-Quip, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on August 12, 1997, amended by Amendment No. 1 thereto filed on September 19, 1997, Amendment No. 2 thereto filed on September 30, 1997 and Amendment No. 3 thereto filed on October 17, 1997, are incorporated herein by reference. Filed as exhibits hereto are the following opinions and consents:

      5    --Opinion of Baker & Botts, L.L.P.
      23.1 --Consent of Ernst & Young LLP.
      23.2 --Consent of James M. Alexander.
      23.3 --Consent of Baker & Botts, L.L.P. (included in Exhibit 5).
     *24   --Powers of Attorney.

--------
* Incorporated by reference from the Registrant's Registration Statement on Form S-1, as amended (Reg. No. 333-33447)

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THE 22ND DAY OF OCTOBER, 1997.

                                          DRIL-QUIP, INC.



                                                    /s/ J. Mike Walker
                                          By __________________________________
                                                     J. Mike Walker
                                                Co-Chairman of the Board


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON OCTOBER 22, 1997.

              SIGNATURE                               TITLE
              ---------                               -----

        /s/ Larry E. Reimert          Director and Co-Chairman of the Board
 ____________________________________ (Co-Principal Executive Officer and
           Larry E. Reimert           Principal Financial Officer)

         /s/ Gary D. Smith            Director and Co-Chairman of the Board
 ____________________________________ (Co-Principal Executive Officer)
            Gary D. Smith

         /s/ J. Mike Walker           Director and Co-Chairman of the Board
 ____________________________________ (Co-Principal Executive Officer)
           J. Mike Walker

          /s/ Jerry Brooks            Chief Accounting Officer
 ____________________________________ (Principal Accounting Officer)
           Jerry M. Brooks

                 *                    Director
 ____________________________________
          Gary W. Loveless

      /s/ J. Mike Walker
*By ___________________________
        J. Mike Walker
      (Attorney-In-Fact)